Ex 99 Press Release

                                                                    Attachment 2

The following is a copy of a press release dated October 26, 2001, which discusses the Management addition.

Friday October 26, 4:20 pm Eastern Time
Press Release
SOURCE: TS&B Holdings, Inc.

TS&B Holdings, Inc. Announces Expansion of Management Team and Formation Of New
Investment Banking Division ORLANDO, Fla., Oct. 26 /PRNewswire/ -- TS&B
Holdings, Inc. (OTC Bulletin Board: TSBB - news) announced today expansion of the management team and the formation of a new division, TS&B Investment
Banking.

TS&B Holdings, Inc. has expanded its management team to carry out the goals and objectives of the Company, naming, Roy Y. Salisbury, Chief Executive Officer,
Scott R. Neils, Chief Financial Officer and Charles Giannetto, General Counsel.
These officers have taken their new positions with an annual salary of $1.00 with additional compensation tied to performance of the Company. Michael D.
Parnell will remain as Chairman of the Board and President of Operations.

As part of the management expansion and to take advantage of the talent and skills of management, the Company has formed an investment banking division.
This division will be responsible for execution of the Company's Acquisition
Model and development of Investment Banking business.

The Investment Banking Division seeks clients that would benefit from adapting the TSB Acquisition Model. The Division has a wide range of acquisition candidates in its portfolio, which can be placed for a fee. The acquisition program criteria may also be customized to meet a client's needs. Affiliates of
TransAtlantic Surety & Bond Company, Ltd., a large stockholder of TS&B Holdings,
Inc., have already signed contracts with the new Investment Banking division for
Merger and Acquisitions services.

The statements made in this release constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect," or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.
Factors that would cause or contribute to such differences include, but are not limited to, changing economic conditions, interest rates trends, continued
acceptance of the Company's products in the marketplace, competitive factors and other risks detailed in the Company's periodic report Filings with the
Securities and Exchange Commission. By making these forward- looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release. SOURCE: TS&B Holdings, Inc.